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                                                                    EXHIBIT 99.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Wolverine Tube, Inc. on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dennis J. Horowitz, Chief Executive Officer of Wolverine Tube, Inc., certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

                  (1)      The Report fully complies with the requirements of
                           section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


A signed original of this written statement required by Section 906 has been provided to Wolverine Tube, Inc. and will be retained by Wolverine Tube, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/  Dennis J. Horowitz



Dennis J. Horowitz
Chief Executive Officer
March 26, 2003